Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-213172) of Ply Gem Holdings, Inc., and

(2)	Registration Statement (Form S-8 No. 333-188916) pertaining to the 2004 Stock Option Plan and the Long-Term Incentive Plan of Ply Gem Holdings, Inc.;

of our report dated March 13, 2015, with respect to the consolidated financial statements and schedule of Ply Gem Holdings, Inc. and subsidiaries for the year ended December 31, 2014, included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP
Raleigh, North Carolina
March 10, 2017